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                                                                   EXHIBIT 10.12

                         CONSULTING SERVICES AGREEMENT
                         -----------------------------


     This Consulting Services Agreement (this "Agreement") is made as of January 31, 1997, between HFMI Acquisition Corporation, a Delaware corporation ("Newco"), Harry's Farmers Market, Inc., a Georgia corporation ("Consultant"), and Harry A. Blazer, an individual ("HB").

                                    Recitals
                                    --------

     WHEREAS, Newco and Consultant have entered into that Acquisition Agreement of even date herewith (the "Acquisition Agreement"), pursuant to which Newco will acquire at the closing thereof from Consultant the Worldwide Class Interests in HFMI Trust, a Delaware business trust (the "Trust"), which will own certain intellectual property rights previously owned by Consultant.

     WHEREAS, the Consultant and HB have agreed to enter into this Agreement and to provide to Newco certain consulting services and access to personnel, information, and facilities of the Consultant, and Newco has agreed to consult with Consultant regarding Consultant's business and to provide access to information, pursuant to and in accordance with the terms of this Agreement in order to improve the business of Consultant through the development of an acceptable business model.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Acquisition Agreement, Newco, Consultant, and HB agree as follows:

     1. Status of the Parties. Consultant and HB acknowledge that each of them is an independent contractor and is not an agent or employee of Newco, and Newco acknowledges that it is an independent contractor and not an agent of Consultant or HB. Neither Consultant nor HB is authorized to act on behalf of Newco, and Newco is not authorized to act on behalf of Consultant. Neither Consultant nor HB may enter into any contracts or make any promises or commitments of any kind whatsoever on behalf of Newco without the express written authorization from an officer of Newco to do so, and Newco may not enter into any contracts or make any promises or commitments of any kind whatsoever on behalf of Consultant or HB without the express written authorization from an officer of Consultant or HB, as the case may be, to do so.

     2. Term. Subject to earlier termination as provided herein, the term of this Agreement shall commence on the date hereof, and continue until the fifth anniversary of the date of the Closing of those transactions (the "Closing Date") set forth in that Transaction Agreement of even date herewith between Consultant and Newco (the "Transaction Agreement").

     3. Consulting Services. Consultant and HB understand and acknowledge that a primary purpose of this Agreement is to provide to Newco complete access to all of Consultant's current and after acquired (i) information, (ii) know-how,
(iii) facilities (including, but not limited to, its
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administrative and corporate facilities, retail stores, baking facilities, production facilities, processing plants, and storage and warehouse facilities (collectively, the "Facilities")), (iv) personnel, (v) consultants, (vi) vendors and suppliers and (vii) customers, so that Newco can, through experimentation, as quickly as possible, improve the business of Consultant through the development of a business model based on the current businesses of Consultant and any businesses that Newco may determine are related to the current businesses of Consultant (collectively, the "Business"), such that the Business is capable of rapid expansion and replication by Consultant in a manner acceptable to Consultant in Georgia and Alabama, and by Newco in a manner acceptable to Newco in all areas outside Georgia and Alabama. Consultant and HB agree, for the duration of the term of this Agreement, to take all reasonable actions requested by Newco to fulfill the foregoing primary purpose of this Agreement, including, but not limited to the following:

     (a) Making reasonable changes in the Facilities;

     (b) Making reasonable changes in the products, personnel, marketing and general operations of the Facilities and the Business;

     (c) Conducting consumer research with regard to the Business;

     (d) Creating new human resource and training structures and models at each of the Facilities and in each Business;

     (e) Creating new organizational structures and models at each of the Facilities and in each Business;

     (f) Creating new accounting and financial structures and models at each of the Facilities and Business;

     (g) Creating new systems at each of the Facilities and within each Business to create infrastructure to support the Facilities and Business;

     (h) Open new Harry's In A Hurry(R) stores (which stores will be owned by Consultant) in the Atlanta metropolitan area;

     (i) Incorporating any reasonable suggestions of Newco in the new stores opened and operated pursuant to clause (h) above;

     (j) Conducting media (print, electronic and otherwise) tests throughout Georgia and Alabama;

     (k) Training all the personnel of Newco;

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     (l) Provide consulting advice to Newco on the conceptual design of the
Facilities and opening and operating the Business outside of Georgia and Alabama;

     (m) Documenting and maintaining all of its existing and after-acquired information and know-how; and

     (n) Conducting tests relating to the distribution of the products of the Business in different channels of distribution, which would include other retail stores.

     4. HB Services. Consultant will make HB available to Newco not less than 40 hours per calendar month through the third anniversary hereof and not less than 10 hours per calendar month throughout the remainder of the term of this Agreement to assist Consultant in meeting its obligations to Newco under this Agreement; provided, however, that in the event Newco assigns this Agreement to a competitor, HB shall have no obligation to consult with the competitor, unless Saad Nadhir is personally involved in the management of the competitor or is a significant shareholder therein.

     5.  Expenses.

          (a) Other than as provided in subparagraph (b) below, the expenditures to be made by Consultant pursuant to paragraph 3 of this Agreement shall be funded by a draw down by Consultant on the Development Loan (as defined in the Transaction Agreement); provided, however, that no such draw down shall occur unless a budget for such expenditure is proposed by Newco and approved by Consultant; provided further, that Consultant's approval of such expenditures shall not be unreasonably withheld, conditioned or delayed. Consultant acknowledges that such expenditures may result in significant losses occurring to the Consultant because of the experimental nature of such expenditures.

          (b) Newco shall be responsible for all reasonable out-of-pocket expenses directly associated with the services Consultant renders pursuant to clause (c) of Section 3 (to the extent it relates to services rendered outside of Alabama and Georgia) and clauses (k) and (1) of Section 3.

     6. Newco Consulting Services. Newco will make available, during the term of the Agreement, its general business know-how and the information and know-how it acquires pursuant to Section 3 of this Agreement. Such information and know-how will include any successfully created business model regarding the Facilities and the Business. Newco will consult with Consultant and HB not less than 40 hours (in the aggregate) per calendar month through the third anniversary hereof and not less than 10 hours per calendar month throughout the remainder of the term of this Agreement in order to discharge its obligations under this Section 6. Newco will bear its own costs in rendering such consulting services to Consultant and HB.

     7. Price and Payment. Newco shall pay Consultant a consulting services fee of $500,000 which shall be payable on the Closing Date.

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     8.  Confidentiality.

          (a) As used in this Agreement, the term "Confidential Information" shall mean trade secrets and know-how and all other confidential or proprietary information of a party hereto, including, without limitation, any trade secret which has been (or hereinafter is required by applicable documents to be) transferred by Consultant to the Trust ("Trust Property").

          (b) Each party (the "Receiving Party") shall receive Confidential Information exclusively owned by any other party hereto (the "Other Party") shall hold all such Confidential Information in confidence, shall use such Confidential Information in accordance with the purposes of this Agreement shall disclose such Confidential Information only to employees and agents who have a need to know such Confidential Information, whose maintenance of the confidentiality of such Confidential Information shall be the responsibility of the Receiving Party. The obligations hereunder to maintain the confidentiality of Confidential Information shall not expire.

          (c) The obligations specified in Section 9.b. shall not apply to any Confidential Information that (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Receiving Party or its employees, agents or other person or entity which has received such Confidential Information from or through the Receiving Party, (ii) is approved for release by written authorization of an officer of the Other Party, or (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Other Party, sufficient to permit it to seek a protective order therefor, the imposition of which protective order the Receiving Party agrees to approve and support.

          (d) Each Receiving Party (and each employee, agent, or other person or entity which has received such Confidential Information from or through the Receiving Party) shall, upon the request of the Other Party, return all documents and other tangible manifestations of Confidential Information exclusively owned by the Other Party including all copies and reproductions thereof.

     9. Restrictive Covenant. Commencing on the date hereof and continuing until the sixth anniversary of the date hereof, Consultant and HB agree not to own, manage, operate, control, be employed by, provide consulting services to, participate in, or be connected in any manner with the ownership, management, operation, or control of any entity that (a) owns or operates within the United States megastores, supermarkets, or other retail or convenience stores specializing in (x) perishable food products, including, by way of example and not by limitation, fresh fruits and vegetables or fresh meats, poultry and seafood; fresh bakery goods; freshly made ready-to-eat, ready-to-heat and ready-to-cook prepared foods; and deli, cheese and dairy products; and/or (y) specialty, hard-to-find, and gourmet nonperishable food products, kitchen-oriented housewares, floral items, grocery items, natural health and beauty aids, wines, and imported and domestic beers; or (b) owns or operates outside the States of Georgia or Alabama a business which is in a line of business the same or similar to any line of business that is then owned, managed, operated, controlled or otherwise engaged in by Newco and with respect to which Consultant is or has services hereunder; provided, however the foregoing shall not (A) prevent Consultant from operating its

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current businesses within the States of Georgia or Alabama, (B) prevent HB from owning, controlling and being employed by Consultant, (C) prevent Consultant or HB from providing the services to Newco as contemplated by this Agreement, (D) prevent Consultant or HB from participating as an investor, officer, or director in any business venture not covered by the foregoing applicable restrictions, or
(E) prevent Consultant or HB from investing so as to hold less than 2% of the outstanding shares of any company which is a "reporting company" under the Securities Exchange Act of 1934, as amended. It is the intention of the parties that this Section 6 be interpreted so as to be valued under applicable law and, if required for validity, any court or applicable tribunal may reduce or alter the geographic scope and duration of this Section 6, by substitution of words or otherwise, so as to create the broadest permissible protection to Newco.

     10. Limitation of Liability. The Consultant and HB acknowledge that in connection with the provision of services hereunder, Newco will have the access and the rights, that Newco's activities in exercising such access and other rights pursuant to this Agreement ("Newco Activities") may result in the modification, closing, retrofitting and other uses of the Facilities, and changes in the Consultant's Business, and that Newco's activities may have an adverse effect on the financial condition and results of operations of the Consultant. Consultant and HB also acknowledge that Newco has not made any representation or warranty regarding the outcome of the parties' efforts to improve Consultant's business through the development of an acceptable business model. None of Newco, its affiliates or any officer, director, employee, agent or shareholder of Newco or any of its affiliates shall be liable for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs or expenses ("Losses") of the Consultant, its shareholders, officers, directors, employees, suppliers, or vendors, or any other person or entity, in any matter relating to or arising or resulting, directly or indirectly, out of this Agreement, Newco Activities or the services rendered by Newco to the Consultant under this Agreement, except to the extent arising from Newco's willful misconduct. The Consultant, its officers, directors, employees, agents and HB shall not be liable for any Losses of Newco, its shareholders, officers, directors, employees, suppliers or vendors, or any other person or entity, in any matter relating to or arising or resulting, directly or indirectly, out of the services rendered by the Consultant and HB under this Agreement, except to the extent arising from the Consultant's or HB's willful misconduct.

     11. General Indemnity. Each party (an "Indemnitor") agrees to indemnify, pay, and hold the other parties hereto, and the officers, directors, employees, agents, and affiliates of such other parties (collectively, the "Indemnities"), harmless from and against any and all Losses (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising or resulting, directly or indirectly, out of the services provided by the Indemnitee to the Indemnitor pursuant to this Agreement; provided that the Indemnitor shall have no obligation to an Indemnitee hereunder with respect to Losses arising from the willful misconduct of such Indemnitee. In addition, the Consultant agrees to indemnify, pay and hold Newco, and its officers, directors, employees, agents and affiliates, harmless from and against any and all Losses (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees) in any manner relative to or arising or resulting, directly or indirectly out of Newco Activities connected

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with the business of the Consultant (including the use or operation of the
Facilities by the Consultant or Newco pursuant hereto, any modification, closing, retrofitting or use of the Facilities resulting from Newco Activities, or any change in the Consultant's business resulting from Newco Activities hereunder), provided that the Consultant shall have no obligation to Newco hereunder with respect to Losses arising from the willful misconduct of Newco. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in this section may be unenforceable because it violates any law or public policy, Indemnitor shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of
Section 9 and 10 and this Section 11 shall survive termination of this Agreement.

     12. No Waiver. No delays or omissions by any party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by any party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     13. Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held before a panel of three
(3) arbitrators, one selected by Newco, one selected by Consultant and the third selected by mutual agreement of the first two arbitrators. Each award rendered by the arbitrators may be entered into by any court of competent jurisdiction. The determination of the location of the arbitration and which party (or combination of them) bears the cost and expenses, including reasonable attorneys' fees, incurred in connection with any such arbitration proceeding shall be made by the arbitrators. Notwithstanding the foregoing, the parties hereto recognize that money damages alone would not adequately compensate the parties hereto in the event of any breach of this Agreement, and they therefore agree that, in addition to the right of any party to arbitrate claims for money damages provided in Section 13 hereof , a party shall be entitled to seek injunctive relief for the enforcement hereof in any court of competent jurisdiction. However, in no event will any party hereto seek or be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit). The parties also agree that each party hereto shall be entitled to receive written notice and a reasonable opportunity to cure in the event any other party hereto alleges that such party has breached this Agreement.

     14. Severability. If the scope of any provision contained herein is too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law and Consultant and HB hereby consent and agree that such scope may be modified in any arbitration or judicial proceeding brought with respect to the enforcement of such provision. Except as otherwise provided in the previous sentence, if any provision of this Agreement shall be construed to be illegal or invalid, the legality or validity of any other provision

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hereof shall not be affected thereby, and any illegal or invalid provision of this Agreement shall be severable, and all other provisions shall remain in full force and effect.

     15. Amendment. This Agreement, and each section hereof, may be amended only in writing, signed by the party against whom enforcement of any such amended provision is sought.

     16. Headings. Any headings of sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement nor are they to be used in its interpretation.

     17. Counterparts. This Agreement may be executed in several counterparts; each such counterpart shall be considered as an original agreement and all such executed counterparts shall constitute one Agreement.

     18. Notices. Any notice, request, instruction, or other document required to be given under this Agreement shall be in writing and delivered in person or by courier, or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

          To Consultant or HB:

                         1180 Upper Hembree
                         Roswell, Georgia
                         Facsimile: 770-664-4920
                         Attention: Harry A. Blazer


          with a copy to:

                         Alston & Bird
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424
                         Facsimile: 404-881-7777
                         Attention: John L. Latham

          To Newco:

                         14103 Denver West Parkway
                         Golden, Colorado 80401
                         Attention: Saad J. Nadhir

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     19.  Benefit.  This Agreement shall inure to the benefit of and be binding upon Newco, HB and the Consultant and their respective successors and assigns.

     20. Entire Agreement. This Agreement contain the entire agreement between the parties concerning Consultant's and HB's engagement with Newco, and may not be modified or rescinded except by written agreement to such effect signed by both parties.

     21. Further Assurances. Newco, Consultant and HB hereby agree to execute and deliver such other documents and instruments and to take such other actions as are necessary or desirable in the reasonable opinion of Newco or Consultant to carry out the transactions contemplated by this Agreement, the Acquisition Agreement and the Transaction Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                 HARRY'S FARMERS MARKET, INC.


                                 By: /s/ Harry A. Blazer
                                     ---------------------------------------

                                     /s/ Harry A. Blazer
                                     _______________________________________
                                     Harry A. Blazer


                                 HFMI ACQUISITION CORPORATION

                                 By: /s/ Saad J. Nadhir
                                     ---------------------------------------

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